As filed with the Securities and Exchange Commission on December 31, 1996

                                                   Registration No. 333-

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--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                                  SYNETIC, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                         22-2975182
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                                 669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                    (Address of Principal Executive Offices)

                     AVICENNA SYSTEMS CORP. 1995 STOCK PLAN
                            (Full title of the plan)
                            -------------------------


                              CHARLES E. MELE, ESQ.
                        Vice President - General Counsel
                                  Synetic, Inc.
                                 669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                     (Name and address of agent for service)

                                 (201) 703-3400
          (Telephone number, including area code, of agent for service)

                            -------------------------






                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
               Title of                       Amount           Proposed Maximum       Proposed Maximum        Amount of
           Securities to be                    to be          Offering Price Per         Aggregate          Registration
              Registered                    Registered            Share (*)            Offering Price            Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock                                  161,015           $ 1.25                $ 201,268.75             $ 60.99
par value $.01 per share

===========================================================================================================================

(*)  Pursuant to Rule 457(h), such price is the exercise price of the options.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*



--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference:

                  (i) the annual report on Form 10-K for Synetic, Inc., a Delaware corporation (the "Registrant"), for the fiscal year ending June 30, 1996;

                  (ii) the Registrant's quarterly report on Form 10-Q for the period ended September 30, 1996; and

                  (iii) the description of the common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-1 (File No. 33-43577) filed with the commission on November 1, 1991 for registration of common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Eleven of the Registrant's Certificate of Incorporation and Section 6.5 of the Registrant's By-Laws entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

         Article Thirteen of the Registrant's Certificate of Incorporation provides that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchase) or (iv) for any transaction from which such director derived an improper personal benefit. Amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

         Reference is made to Section 7 of the form of Standby Agreement to be included as Exhibit 1.1 hereto, which provides certain indemnification rights to the directors and officers of the Registrant with respect to information by or on behalf of the Purchasers for use in this Registration Statement.

         Reference is made to the Form of Indemnification Agreement between the Registrant and its directors and officers filed as Exhibit 10.6 to this Registration Statement pursuant to which the registrant has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8            Exhibits

                  The following exhibits are filed as part of this Registration
Statement:


Exhibit No.       Description of Document

4.1               Avicenna Systems Corp. 1995 Stock Plan.

4.2 Amendment Agreement to the Avicenna Systems Corp. 1995 Stock Plan and Related Option Agreements.

5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the common stock registered hereby.

23.1              Consent of Arthur Andersen & Co.

23.2              Consent of Emens, Kegler, Brown, Hill & Ritter, Co., L.P.A.

23.3              Consent of Shearman & Sterling (included in
                  Exhibit 5).

24                Powers of Attorney


Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmwood Park, in the State of New Jersey, on the 31 day of December, 1996.


                                                SYNETIC, INC.



                                       By:     /s/ Victor L. Marrero
                                          --------------------------------------
                                       Name:    Victor L. Marrero
                                       Title:   Vice President- Finance
                                                Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on December 31, 1996.

        Signature                           Title

              *                     Chairman of the Board
--------------------------------
(Martin J. Wygod)

/s/ James V. Manning                President and Chief Executive Officer
--------------------------------
(James V. Manning)

                                    Vice President - Finance and
 /s/ Victor L. Marrero              Chief Financial Officer
--------------------------------
(Victor L. Marrero)


              *                     Director
--------------------------------
(Thomas R. Ferguson)


              *                     Director
--------------------------------
(Mervyn L. Goldstein)


              *                     Director
--------------------------------
(Ray E. Hannah)


              *                     Director
--------------------------------
(Roger H. Licht)


              *                     Director
--------------------------------
(Per G.H. Lofberg)


              *                     Director
--------------------------------
(Charles A. Mele)


              *                     Director
--------------------------------
(Herman Sarkowsky)


              *                     Director
--------------------------------
(Paul C. Suthern)


              *                     Director
--------------------------------
(Albert M. Weis)

*By  /s/ James V. Manning           Attorney-in-Fact
   -----------------------------
     James V. Manning

                                  Exhibit Index

Exhibit No.     Description of Document


4.1             Avicenna Systems Corp. 1995 Stock Plan.

4.2             Amendment Agreement to the Avicenna Systems
                Corp. 1995 Stock Plan and Related Option Agreements.

5               Opinion of Shearman & Sterling, counsel to the
                Registrant as to the legality of the securities registered hereby.

23.1            Consent of Arthur Andersen & Co.

23.2            Consent of Emens, Kegler, Brown, Hill & Ritter, Co., L.P.A.

23.3            Consent of Shearman & Sterling (included in
                Exhibit 5).

24              Powers of Attorney.